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                           SCHEDULE DEF A14A INFORMATION

                     PROXY STATEMENT PURSUANT TO SECTION 14(a)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

                            Filed by the Registrant [X]
                  Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12


                            Safeco Taxable Bond Trust
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1)  Title of each class of securities to which transaction applies:
         (2)  Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4)  Proposed maximum aggregate value of transaction:
         (5)  Total Fee Paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)  Amount Previously Paid:
         (2)  Form, Schedule or Registration Statement No.:
         (3)  Filing Party:
         (4)  Date Filed:

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HELLO, I'M TRYING TO REACH (SHAREHOLDER NAME), IS HE/SHE AVAILABLE?

My name is ______ and I'm calling on behalf of your _______ Fund. We sent you a proxy card to register your vote for the shareholder meeting and haven't received it back, so we are calling to ask if you would like to issue a vote on your account.

IF YES, MOVE FORWARD TO VOTING SECTION

IF NO, THEN:

Do you have a pen and paper handy? I would like to leave you with our toll free number. If you have any questions or would like to quickly vote your shares over the phone, please call 1-888-288-0679. When calling, please refer to record #___. Your participation would be greatly appreciated. Thank you for your time and have a good day/evening.

VOTING SECTION:

WOULD YOU LIKE TO REGISTER A VOTE ALONG WITH THE RECOMMENDATIONS OF YOUR BOARD?

IF YES, THEN:

I am recording your ____ vote and will send you a printed confirmation. For confirmation purposes, may I have the city, state and zip code that we'll be mailing your confirmation to? In the alternate, would you like us to email your confirmation to you?

IF NO, THEN:

Would you like to review the proposals and vote separately on each item? THE BOARD RECOMMENDS A VOTE IN FAVOR OF ALL PROPOSALS. HOW WOULD YOU LIKE TO REGISTER YOUR VOTE? I am recording your ____ vote and will send you a printed confirmation. For confirmation purposes, may I have the city, state and zip code that we'll be mailing your confirmation to? In the alternate, would you like us to email your confirmation to you?

THANK YOU FOR YOUR TIME AND YOUR VOTE MR./MRS. _____. HAVE A GOOD DAY/EVENING!

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                                                    GS TOLL FREE #: 888-288-0679

                                  SAFECO FUNDS

                        (SEE TABLE A FOR A LIST OF FUNDS)

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MEETING DATE & TIME:   December 8, 2004 at 2:00 p.m., local time

MEETING PLACE:         Offices of Safeco Mutual Funds, King Auditorium,
                       4854 154th Place N.E., Redmond,
                       WA 98052

RECORD DATE:           October 8, 2004

MAIL DATE:             on or about November 4, 2004

PLEASE NOTE: GS'S TOLL FREE NUMBER IS NOT PRINTED ON THE PROXY STATEMENT


                                     BRIEFLY
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  At this special meeting, shareholders are being asked to approve an Agreement and Plan of Reorganization between your Safeco Fund and a Pioneer fund. Shareholders are also being asked to approve an interim investment advisory agreement. The Board of Trustees recommends a vote FOR all proposals. Would you have any objections to voting along with the recommendations of your Board?

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THE SPECIAL MEETING IS BEING HELD FOR THE FOLLOWING PURPOSES:


     1.  TO APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION
     2.  TO APPROVE AN INTERIM INVESTMENT ADVISORY AGREEMENT


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TABLE A
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                Safeco - Acquired Fund                              Pioneer - Surviving Fund
-----------------------------------------------------------------------------------------------------------
       Safeco California Tax-Free Income Fund              Pioneer California Tax Free Income Fund*
-----------------------------------------------------------------------------------------------------------
             Safeco High-Yield Bond Fund                            Pioneer High Yield Fund
-----------------------------------------------------------------------------------------------------------
         Safeco Intermediate-Term Bond Fund                            Pioneer Bond Fund
-----------------------------------------------------------------------------------------------------------
    Safeco Intermediate-Term Municipal Bond Fund                 Pioneer Tax Free Income Fund
-----------------------------------------------------------------------------------------------------------
    Safeco Intermediate-Term U.S. Government Fund                Pioneer America Income Trust
-----------------------------------------------------------------------------------------------------------
              Safeco Money Market Fund                            Pioneer Cash Reserves Fund
-----------------------------------------------------------------------------------------------------------
             Safeco Municipal Bond Fund                          Pioneer Municipal Bond Fund*
-----------------------------------------------------------------------------------------------------------
          Safeco Tax-Free Money Market Fund                   Pioneer Tax Free Money Market Fund*
-----------------------------------------------------------------------------------------------------------
                Safeco Balanced Fund                                 Pioneer Balanced Fund
-----------------------------------------------------------------------------------------------------------

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               Safeco Core Equity Fund                                   Pioneer Fund
-----------------------------------------------------------------------------------------------------------
          Safeco Growth Opportunities Fund                    Pioneer Growth Opportunities Fund*
-----------------------------------------------------------------------------------------------------------
           Safeco International Stock Fund                     Pioneer International Equity Fund
-----------------------------------------------------------------------------------------------------------
            Safeco Large-Cap Growth Fund                             Pioneer Growth Shares
-----------------------------------------------------------------------------------------------------------
             Safeco Large-Cap Value Fund                              Pioneer Value Fund
-----------------------------------------------------------------------------------------------------------
             Safeco Multi-Cap Core Fund                           Pioneer Mid Cap Value Fund
-----------------------------------------------------------------------------------------------------------
             Safeco Small-Cap Value Fund                         Pioneer Small Cap Value Fund
-----------------------------------------------------------------------------------------------------------

* NEWLY ORGANIZED AND DOES NOT EXPECT TO COMMENCE INVESTMENT OPERATIONS UNTIL THE REORGANIZATION OCCURS.

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                                   BACKGROUND

   Safeco Asset Management Company ("SAM"), the Safeco Funds' investment adviser...was a subsidiary of Safeco Corporation, a multi-line insurance company. On August 2, 2004, Symetra Financial Corporation ("Symetra") acquired certain assets from Safeco Corporation, including all of the capital stock of SAM. While reviewing the operations of SAM in anticipation of that transaction, SYMETRA DETERMINED THAT ENGAGING IN THE BUSINESS OF INVESTMENT ADVISER TO THE SAFECO FUNDS WAS NOT A CORE BUSINESS THAT IT INTENDED TO CONTINUE. After investigating and discussing several alternatives for ongoing investment management of the Safeco Funds with the Trustees, SYMETRA CONDUCTED A SEARCH FOR A NEW INVESTMENT ADVISER FOR THE SAFECO FUNDS. ULTIMATELY SYMETRA DECIDED TO RECOMMEND TO THE BOARDS THAT PIONEER INVESTMENT MANAGEMENT, INC. ("PIONEER") BE HIRED to manage the Safeco Funds on an interim basis until the Reorganizations occur and the Safeco Funds be reorganized into similar mutual funds managed by Pioneer.

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NOTES:   * SAFECO ASSET MANAGEMENT COMPANY = "SAM"
         * SYMETRA FINANCIAL CORPORATION = "SYMETRA"
         * PIONEER INVESTMENT MANAGEMENT, INC. = "PIONEER"
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         PROPOSAL 1: TO APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION

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WHAT IS BEING PROPOSED?
With respect to each Safeco Fund, a proposal to approve an Agreement and Plan of Reorganization. Under the Agreement and Plan of Reorganization, your Safeco Fund will transfer all of its assets to an investment company (each a "Pioneer Fund") managed by Pioneer Investment Management, Inc. ("Pioneer") in exchange for Investor Class shares of the Pioneer Fund.


WHAT WILL HAPPEN TO MY SHARES?
Each Pioneer Fund will issue Investor Class shares to the corresponding Safeco Fund in amounts equal to the aggregate net asset value of that Safeco Fund's shares. (THE INVESTOR CLASS SHARES TO BE ISSUED IN THE REORGANIZATION WILL CONVERT TO CLASS A SHARES AFTER TWO YEARS.)

WHY ARE THE TRUSTEES RECOMMENDING THE REORGANIZATIONS?
The investment adviser ("SAM") to each of the Safeco Funds until August 2, 2004, was acquired

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by Symetra. Symetra informed the Board that it was not interested in continuing to provide investment advisory services to the Safeco Funds. Therefore, A CHANGE IN YOUR SAFECO FUND'S INVESTMENT ADVISER WAS NECESSARY. Symetra decided to recommend Pioneer Investment Management, Inc. The Trustees believe that reorganizing your Safeco Fund into a portfolio with a substantially similar investment objective and similar investment policies that is part of the Pioneer family of funds offers you potential benefits.

WHAT ARE THE BENEFITS?

     - The resources of Pioneer, including its infrastructure in shareholder services

     - The opportunity to be part of a significantly larger family of funds, with additional product offerings and enhanced shareholder servicing options

     - Pioneer believes that it can offer favorable long-term investment performance and enhanced shareholder services to the Safeco Funds' shareholders.

     - ... the potential for INCREASED ECONOMIES OF SCALE. Increased economies of scale have the potential of benefiting the shareholders of your Safeco Funds and the Pioneer Funds by SPREADING FIXED COSTS OVER A LARGER ASSET BASE and REDUCING EXPENSES on a per share basis.


HOW DO THE SAFECO FUNDS AND PIONEER FUNDS COMPARE?


OBJECTIVES AND POLICIES:
--------------------------------------------------------------------------------
          Generally, each Pioneer Fund is an existing mutual fund with a substantially similar investment objective and similar investment policies as your Safeco Fund. In the case of certain Safeco Funds, the Pioneer Fund is a newly organized mutual fund with a substantially similar investment objective and similar investment policies as your Safeco Fund.
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INVESTMENT ADVISER:

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              PREVIOUS                    INTERIM (SINCE AUGUST 2, 2004)
--------------------------------------------------------------------------------
   Safeco Asset Management Company       Pioneer Investment Management, Inc.
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FEES AND EXPENSES:

          Until December 10, 2006, or such later date that is the second anniversary of the Closing Date, Pioneer has agreed to limit each Pioneer Fund's expenses (excluding extraordinary expenses) for Investor Class shares.



WHO WILL BEAR THE EXPENSES ASSOCIATED WITH THE REORGANIZATIONS?
Pioneer and Symetra will pay all out of pocket expenses of the Safeco Funds and the Pioneer Funds associated with the Reorganizations including...(THE FEES AND EXPENSES OF ANY PROXY SOLICITATION FIRM RETAINED IN CONNECTION WITH THE REORGANIZATIONS.)

WHAT ARE THE TAX CONSEQUENCES?
The Reorganizations are intended to result in no income, gain or loss being recognized for federal income tax purposes to any of the Pioneer Funds, the Safeco Funds or the shareholders of the Safeco Funds.

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WHAT HAPPENS IF A REORGANIZATION IS NOT APPROVED?
If a Reorganization is not approved by shareholders, the Board will consider what action to take. Such action could include liquidation of your fund(s).

WHEN IS THE REORGANIZATION EXPECTED TO OCCUR?
Each Reorganization is scheduled to occur at 4:00 p.m., Eastern time, on December 10, 2004.

       THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE AGREEMENT AND PLAN
                                OF REORGANIZATION
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         PROPOSAL 2: TO APPROVE AN INTERIM INVESTMENT ADVISORY AGREEMENT


WHAT IS BEING PROPOSED?
With respect to each Safeco Fund, a proposal to approve an interim investment advisory agreement between your Safeco Fund and Pioneer. Pioneer has provided advisory services for your Safeco Funds pursuant to the agreement since August 2, 2004, when the advisory agreement between your Safeco Funds and Safeco Asset Management Company terminated. APPROVAL OF THE INTERIM INVESTMENT ADVISORY WILL ENABLE PIONEER TO RECEIVE ADVISORY FEES CURRENTLY HELD IN ESCROW. (SEE NOTE BELOW)

WHY IS AN INTERIM INVESTMENT ADVISORY AGREEMENT BEING VOTED ON?
Having determined to recommend the Reorganizations, the Trustees elected to appoint Pioneer as investment adviser to each Safeco Fund until the closing of the Reorganizations given that Symetra had indicated that it did not wish to continue to offer investment advisory services to the Safeco Funds.

Under the Investment Company Act, shareholders must approve ANY new investment advisory agreement for a Safeco Fund. HOWEVER, THE INVESTMENT COMPANY ACT PERMITS THE BOARD TO APPOINT AN ADVISER ON AN INTERIM BASIS WITHOUT PRIOR SHAREHOLDERS' APPROVAL...IF THE NEW ADVISER AGREES TO PROVIDE SUCH SERVICES ON THE SAME TERMS AS THE PREVIOUS ADVISER. An adviser may act on such an interim basis for a period of 150 days. ANY FEES THAT PIONEER WOULD BE ENTITLED TO UNDER THE INTERIM INVESTMENT ADVISORY AGREEMENT WILL BE HELD IN ESCROW UNTIL SHAREHOLDER APPROVAL OF THE AGREEMENT IS OBTAINED.

The interim advisory agreement incorporates the terms of the advisory agreement with SAM that terminated August 2, 2004

NOTE: IF SHAREHOLDERS OF A SAFECO FUND DO NOT APPROVE THE INTERIM INVESTMENT ADVISORY AGREEMENT, PIONEER WILL NOT RECEIVE THE FEE UNDER THE CURRENT INVESTMENT ADVISORY AGREEMENT.. BUT INSTEAD WOULD BE PAID A FEE BASED UPON PIONEER'S COST IN MANAGING THE FUND.


       THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE INTERIM INVESTMENT
                               ADVISORY AGREEMENT

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ADDITIONAL:

WHO IS PIONEER INVESTMENT MANAGEMENT, INC. ("PIONEER")?
Pioneer is registered as an investment adviser under the Investment Advisers Act of 1940... and acts as investment adviser to mutual fund and institutional accounts. Pioneer or its predecessors have been managing mutual funds since 1928 and at June 30, 2004 had, together with its affiliates, over $35 billion in assets under management.

In 2000, UniCredito Italiano S.p.A., the eighth largest bank in Europe, purchased Pioneer. Pioneer is an indirect wholly-owned subsidiary of UniCredito Italiano S.p.A., an Italian Bank.


PROVIDE THE FOLLOWING INFORMATION ONLY IF ASKED:

CAN I PURCHASE ADDITIONAL SHARES IN THE PIONEER FUND? WILL THERE BE SALES
CHARGES?
Holders of all share classes of your Safeco Fund will receive Investor Class shares of the corresponding Pioneer Fund.

Investor Class shares cannot be purchased after the reorganization. If you have a Safeco mutual fund at the time of the reorganization, you may purchase Class A shares of Pioneer funds in the future without paying a sales charge (Class A @
NAV).

FOR REGISTERED SHAREHOLDERS:

Shareholders who own shares in their name as of the closing of the Reorganization (i.e., not in the name of a broker or other intermediary) and shareholders who own shares in the name of an omnibus account provider as of the closing of the Reorganization that agrees with the Fund to distinguish beneficial owners in the same manner and who maintain their accounts may purchase Class A shares of the corresponding Pioneer Fund through such account in the future or may exchange those shares for Class A shares of another Pioneer Fund or purchase Class A share of another Pioneer Fund without paying any sales charge. INVESTOR CLASS SHARES WILL NOT BE OFFERED AFTER THE REORGANIZATIONS.


FOR BENEFICIAL SHAREHOLDERS:

Please advise them to call the customer service number of their bank or brokerage firm or financial intermediary where their account is held. This number is often listed on their account statements.

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